EXHIBIT 99.1

BOSTON OMAHA CORPORATION ANNOUNCES

PRICING OF PUBLIC OFFERING OF CLASS A COMMON STOCK

Omaha, Nebraska, March 31, 2021 – Boston Omaha Corporation (NASDAQ: BOMN) (“Boston Omaha” or the “Company”) today announced the pricing of its previously announced underwritten public offering of its Class A common stock, par value $0.001 per share (“Class A common stock”), at a price to the public of $25.00 per share, for a total of 2,300,000 shares, of which 2,000,000 shares will be sold by Boston Omaha and 300,000 shares will be sold by a selling stockholder. Gross proceeds to Boston Omaha from the offering are expected to be approximately $50 million, before deducting the underwriting discount and estimated offering expenses. The offering is expected to close on April 6, 2021, subject to customary closing conditions. Boston Omaha will not receive any of the proceeds from the sale of shares by the selling stockholder. Boston Omaha has also granted the underwriters a 30-day option to purchase up to an additional 345,000 shares of its Class A common stock, with all such shares to be sold by Boston Omaha and no shares to be sold by the selling stockholders under the 30-day option.

Wells Fargo Securities is serving as the sole book runner for the offering.

Boston Omaha intends to use the net proceeds from the offering to fund the expansion of its recently acquired fiber-to-the-home broadband telecommunication business, to grow its Link billboard business through the acquisitions of additional billboard businesses, and for general corporate purposes.

The shares are being offered by Boston Omaha and the selling stockholders pursuant to an automatically effective shelf registration statement that has been filed with the Securities and Exchange Commission (“SEC”). The offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to, and describing the terms of, the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. The final prospectus supplement relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, will be available on the SEC website at www.sec.gov. or from Well Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York 10001, toll-free at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com. Before you invest, you should read the prospectus in the registration statement and related prospectus supplement for more complete information about Boston Omaha and this offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Boston Omaha, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments in a bank, a national residential homebuilder and commercial real estate services businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the SEC. Copies of our SEC filings are available on our website at www. bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan

617-875-8911

cathy@bostonomaha.com